Exhibit 99.1

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EDITED TRANSCRIPT

TDW – Q1 2018 Tidewater Inc Earnings Call

EVENT DATE/TIME: MAY 15, 2018 / 3:00PM GMT

OVERVIEW:

Co. reported three months ended 03/31/18 revenues of $91.5m and net loss of $39.2m or $1.67 per common share.

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Jason Stanley Tidewater Inc. - Director, IR

John T. Rynd Tidewater Inc. - President, CEO & Director

Quinn P. Fanning Tidewater Inc. - CFO

C O N F E R E N C E C A L L P A R T I C I P A N T S

Ceki Aluf Medina Southpaw Asset Management, LP - Partner and MD

Joseph Donough Gibney Capital One Securities, Inc., Research Division - Senior Analyst Michael William Urban Seaport Global Securities LLC, Research Division - MD & Senior Analyst Turner Holm Clarksons Platou Securities AS, Research Division - Director

P R E S E N T A T I O N

Operator

Welcome to the Earnings Conference Call First Quarter 2018. My name is Adrienne, and I will be your operator for today's call. (Operator Instructions) Please note, this conference is being recorded.

I will now turn the call over to Jason Stanley. Jason Stanley, you may begin.

Jason Stanley - Tidewater Inc. - Director, IR

Thank you, Adrienne. Good morning, everyone, and welcome to Tidewater's earnings conference call for the period ended March 31, 2018. I am Jason Stanley, Tidewater's Director, Investor Relations, and I would like to thank you for your time and interest in Tidewater.

With me this morning on the call are our President and CEO, John Rynd; Quinn Fanning, our Chief Financial Officer; and Bruce Lundstrom, our General Counsel and Secretary. Following a few formalities, I will turn the call over to John for his initial comments, to be followed by Quinn's financial review. John will then provide some final wrap-up comments, and we will open the call for your questions.

During the call today, we may make certain comments that are forward-looking and not statements of historical fact. I know that you understand there are risks, uncertainties and other factors that may cause the company's actual future performance to be materially different from those stated or implied by any comment that we make during this conference call.

Also during the call, we will present both GAAP and non-GAAP financial measures. A reconciliation of GAAP and non-GAAP GAAP measures is included in the last evening's press release. Additional information concerning the factors that could cause actual results to differ materially from those stated or implied by the forward-looking statements may be found in the Risk Factors section of Tidewater's most recent Form 10-Q.

With that, I will turn the call over to John.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Thank you, Jason. Good morning, everyone, and thank you for joining the Tidewater call. For the first quarter of 2018, we reported a net loss of $39.2 million, or $1.67 per common share on revenues of $91.5 million. The March's quarter loss included $15.2 million, or $0.65 per share, of foreign exchange losses. Also, included are non-cash impairment charges of $6.2 million, or $0.26 per common share, resulting from impairment reviews undertaken during the quarter.

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

Note that the loss per share or adjusted loss per share is based on approximately 24 million weighted average shares outstanding and excludes our Jones Act-related New Creditor Warrants.

EBITDA for the quarter ended March 31, was negative $9.9 million. This excludes asset impairment charges, but includes $3 million of stock-based compensation expense and the previously-mentioned $15.2 million of foreign exchange losses.

Our results for the quarter continue to be driven by the ongoing weakness in the offshore supply vessel (OSV) market, which has yet to benefit from the steady improvement in commodity prices.

Final investment decisions for offshore projects increased in 2017 and are forecasted to further increase in 2018. While these are positive macro trends, we feel it will take some time for these commitments to support a material improvement in spending in the global OSV sector.

As I covered during the last call, we observed a pickup in tendering activity and customer inquiries in the North Sea during the pre-summer season. With our exposure to the global market, we have also noticed some improvements in activity and opportunities in other areas. As you may have seen, we recently announced the transfer of two of our Norwegian-built PSVs to the Canadian market. To address other opportunities and backfill requirements, we also made a decision to reactivate four vessels: two in the Middle East and two operating in our Europe/Mediterranean segment, bringing the total to 17 reactivations year-to-date.

With our large global footprint, we view the market through a wide lens, and while some of the activities I just mentioned indicated that there are some limited signs of improvement in some areas, we continue to expect the overall market to remain challenging for the remainder of the year and into 2019.

Our streamlining initiatives have continued to take effect through the first quarter, driving down our G&A below our previously reported target of $25 million. Our team remains focused on identifying opportunities for greater efficiency in everything we do, without impacting our dedication to providing a safe environment for our employees and high-quality services to our clients. While I am pleased with our team's progress with reducing costs, we will continue to look at the company's operating footprint and associated shore-based support costs in order to identify opportunities for additional cost savings and achieve the company's near-term objectives of reaching cash flow breakeven.

With a lean and right-sized global operation, in addition to the other attributes I mentioned, Tidewater is well-positioned as a possible consolidator, if and when the right opportunities present themselves.

The status of our stacked fleet and its suitability for our customers' future requirements on a region-by-region basis remains an ongoing focal point for the management team. This fleet rationalization remains a key component of our plan to be prepared for an eventual market improvement- wherever and whenever that may take place.

You have heard from us and others in the sector about the significant overcapacity problem in the OSV sector. As a market leader, we remain committed to doing our part to reduce excess vessel capacity by right-sizing our fleet.

Year-to-date, Tidewater has disposed of 22 vessels, 15 of which were sold as scrap, with an additional 6 vessels in the process of being sold.

In the last four years, since the beginning of the downturn, the company has disposed of 101 vessels, 27 of which were sold as scrap. In the last five years the company disposed of 158 vessels, 56 of which were sold as scrap. We will continue to report our fleet rationalization activities on a quarterly basis.

Finally, an ongoing priority for our team is refining plans to continue to be prepared to cost-effectively reactivate additional currently idle equipment, recognizing that the ownership of modern, high specification, but currently inactive tonnage, and the ability to fund reactivations when the customer can help us make the business case to do so, are potential competitive advantages for Tidewater.

And now I will turn the call over to Quinn to cover our financial performance for the quarter.

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

Quinn P. Fanning - Tidewater Inc. - CFO

Thank you, John. Good morning, everyone. As was highlighted in our earnings press release and 10-Q, upon completion of our financial restructuring on July 31, 2017, the company adopted "fresh start" accounting and reports its financial position and results of operations through July 31 as "Predecessor" activities. We will continue to report our financial position and results of operations subsequent to July 31 as "Successor" activities.

I will also call your attention to the financial tables included with last evening's press release. Financial results, balance sheet data and select operating statistics are presented covering five quarters (or equivalent periods), straddling both Predecessor and Successor activities.

Operating and financial data is also presented by asset class and based on four geography-based reporting segments, reflecting our split during the quarter of the company's Africa/Europe segments into a European/ Mediterranean Sea segment and a West Africa segment.

As John noted, we reported a net loss for the three months ended March 31, 2018, of $39.2 million, or $1.67 per common share.

The net loss includes $6.2 million, or $0.26 per share, of non-cash asset impairment charges related to 13 stacked vessels. Financial results for the quarter also reflect $15.2 million, or $0.65 per common share, of foreign exchange losses, $14.8 million, or $0.63 per common share, of which is included in Equity in net losses of unconsolidated companies, and was related to our Angola joint venture, Sonatide. I will also note that anticipated foreign exchange losses in the just completed in March quarter were previously disclosed as a subsequent event in our transition period Form 10-K that was filed on March 15.

Also noted in our earnings press release was an updated mix of common shares and Jones Act-related New Creditor Warrants outstanding, which reflects continued conversion of New Creditor Warrants into common shares.

As discussed on our last earnings conference call, we consider the New Creditor Warrants, each of which is exercisable to acquire a share of common stock at a price of $0.001, to be the economic equivalent to common shares. I call this to your attention, in part, to highlight (as John did) that the reported loss per share is based on approximately 24 million common shares, and excludes approximately 6 million New Creditor Warrants due to U.S. GAAP's anti-dilution rules.

Returning to operating results, vessel revenue and vessel operating margin for the quarter ended March 31 was $87.5 million and $26.1 million, respectively. As a percentage of vessel revenue, vessel operating margin for the quarter was approximately 30%. General and administrative expense, excluding stock-based compensation, was approximately $21 million, which is down approximately $7 million quarter-over-quarter. The quarter-over-quarter trend reflects both cost control measures and some unusual items in the December quarter.

As John noted, cost control and a cash flow break-even remain a focus of the management team. I suspect that run rate G&A, excluding stock-based compensation, will be comfortably below $25 million as we exit 2018. It is likely, however, that we will record restructuring charges at some point in 2018 related to office closures and other downsizing activity.

Consolidated EBITDA for the three months ended March 31, 2018, which again, excludes $6.2 million in asset impairment charges, but includes $3 million of stock-based compensation expense and $15.2 million in foreign exchange losses was negative $9.9 million.

Adjusting for these two items, EBITDA for the quarter ended March 31, was approximately positive $9.5 million, which is down from $16.3 million of Adjusted EBITDA in the December quarter.

Tables reconciling EBITDA to our net loss and cash provided by, or used in, operating activities are on Page 26 of our press release.

Looking at the fleet, our average owned vessels in the March quarter was 217 vessels, which was down 12 vessels from the average number of vessels for the quarter ended December 31, 2017.

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

Average active vessels in the March quarter were 138 vessels, which was down 2 vessels quarter-over-quarter. The stacked fleet at quarter end was 70 vessels, or down 19 vessel quarter-over-quarter, reflecting the net effect of vessel dispositions, newly stacked vessels and vessel reactivations.

Other than the March quarter having two fewer days and two fewer average active vessels, the primary driver of operating results in the March quarter, at least relative to the December quarter, was utilization of the active fleet. In particular, utilization of the active fleet at 70% in the March quarter, was down approximately eight percentage points quarter-over-quarter.

The quarter-over-quarter trend was most pronounced in the towing-supply fleet that is assigned to the Middle East/Asia Pacific segment, but utilization of the active fleet was also down in regards to deepwater vessels assigned to the Europe/Mediterranean Sea segment and, to a lesser extent, towing-supply vessels in the West Africa segment.

This largely reflects additional vessels commencing dry docks in the March quarter or otherwise being readied for work. We also had a number of vessels mobilizing to new jobs, including the vessels we moved to Canada that John referenced in his opening remarks.

I think one of the analysts referred to this as an "air gap." I generally agree with that characterization, but wewill see how things play out in the June quarter and subsequently.

Looking forward, while it may be premature to call a market bottom, we do expect an increase in vessel revenue in each of our four reporting segments in the June quarter, driven primarily by vessels that were in dry dock in the March quarter that have now returned to work, or are expected to return to work in the June quarter. The second and third calendar quarters also tend to be better quarters in the Northern Hemisphere, due to weather, and we expect seasonal utilization, if not average day rates, to move up from the levels experienced in the first quarter.

Most industry participants expect higher utilization and day rates in the North Sea. Less appreciated is the potential for positive knock-on effects in the Mediterranean Sea and in West Africa as capacity migrates north through the summer season.

Relative to the December quarter, average day rates, at approximately $10,000, were relatively flat through the March quarter.

As to outlook, our view remains that sustained improvement in day rates will require higher industry-wide utilization. That said, rates could and should move higher in those markets with seasonally higher activity levels given the relatively limited number of currently inactive vessels that are still current with relevant class certifications and that are otherwise available to work on a prompt basis.

In regards to the quarter end balance sheet, with $445 million of cash, net debt at March 31 was $4 million and net working capital, excluding cash, was approximately $173 million.

Cash used by operating activities for the period was approximately $6 million. Cash provided by investment activities was approximately $8 million as disposition proceeds exceeded CapEx in the quarter. Cash used by financing activities in the March quarter was approximately $10 million, primarily driven by the final $8 million of required payments to creditors made in connection with our Plan of Reorganization.

Looking at long-term assets, net properties and equipment, which primarily reflects the carrying value of 207 ships owned at March 31, was $814 million. This equates to approximately $4.6 million per active ship and approximately $2.4 million per stacked ship.

As additional data points, I will further note, that on average, the carrying value of our 41 deepwater PSVs with cargo carrying capacities above 3,800 deadweight tons is approximately $8.7 million per vessel. Twenty-one of those 41 vessels are less than five years old and have an average carrying value of approximately $9.5 million.

On average, the carrying value of our 67, 5,500 to 10,000 brake horsepower AHTS vessels was approximately $2.2 million. Forty-five of those 67 vessels are less than ten years old and, at March 31, had an average carrying value of approximately $2.6 million.

Shareholders' equity at March 31 on a book basis was approximately $1 billion, or approximately $33 per common share and Jones Act-related warrant outstanding.

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

That represents rough parity with where out stock closed last evening and an approximately 10% premium to where the stock opened this a.m. For those of you focused on NAV and similar measures, however, keep in mind that our balance sheet was essentially mark-to-market with our post-restructuring adoption of "fresh start" accounting.

And with that, I'll turn the call back over to John.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Thanks, Quinn. As Quinn mentioned, based on some stability and expected utilization and average day rates over the past several quarters, we continue to feel that we may have finally reached a trough. There is also scope for improvements in average rates in some areas over the next several quarters.

A constructive commodity price backdrop, recent contract awards and customer dialogue all suggest just that we may be in the early stages of a market recovery. That said, the current OSV market generally remains weak and our sense is that a recovery will be slow.

As such, we remain focused on right-sizing our business to deal with the ongoing challenges. As market conditions warrant, we will be prepared to both reactivate currently idle equipment and pursue consolidation opportunities that create long-term value for shareholders.

Our near-term objectives remain focused on maintaining our strengths: a competitive fleet and competitive cost structure, a global operating footprint and a financial profile that is characterized by low leverage and a strong liquidity position.

Thank you for joining us today for the call. Adrienne, we can now open the lines for questions.

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) And the first question comes from Mike Urban from Seaport Global.

Michael William Urban - Seaport Global Securities LLC, Research Division - MD & Senior Analyst

Thanks. Good morning, guys.

Jason Stanley - Tidewater Inc. - Director, IR

Good morning.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Good morning, Mike.

Michael William Urban - Seaport Global Securities LLC, Research Division - MD & Senior Analyst

So certainly refreshing to be talking about market recovery here for once, and I think you are not alone. Your peers and also the offshore drillers are seeing some pretty strong green shoots in terms of activity, FIDs, those kinds of things. Are you concerned at all as we do given the recovery or maybe even a little bit before that about the dynamic that we have seen in some cases, in the offshore drilling space, where you have certain

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

competitors, especially in the more fragmented markets, trying to get ahead of the recovery and reactivating stacked vessels or things like that or even in some cases, ordering new builds before the existing fleet or the active fleet, is there a special level of utilization? What have you seen at all and then, two, were you concerned about that in any of your markets?

John T. Rynd - Tidewater Inc. - President, CEO & Director

Yes, Mike, it is a fair concern. And I think that we have seen it happen before. I think one difference this time, potentially, is there are a lot of vessel owners out there. They are very cash-strapped with a high debt load and may not have the ability to reactivate even if they wanted to. We have seen with this little uptick in the North Sea, we have seen vessels reactivating into that market for the summer season. But overall, it is just something we watch very carefully, but I think could be capital constrained, that may defray some of the flooding that has happened in previous cycles.

Michael William Urban - Seaport Global Securities LLC, Research Division - MD & Senior Analyst

Got it. And then in terms of the relative strength of the market that you are in, you have highlighted the North Sea. And then I think we have certainly seen that market recovering relatively strongly, how would you kind of rank the outlook for your other markets after that, whether it is Gulf of Mexico, West Africa, Asia Pac? How do see the relative strength of those markets?

Quinn P. Fanning - Tidewater Inc. - CFO

Well, clearly there has been a focus on the part of operators, and it is certainly benefited the owners of harsh-environment rigs to focus on the North Sea. We have seen the same thing everybody else has seen, there have been vessels that moved up from the Med. There are vessels that returned from Australia and to not just the traditional North Sea markets. We have also seen equipment moving to the Barents Sea and then to Kara Sea, some of those are potentially Russian-related projects, so American companies are not going to participate on those. But at the end of the day, it helps supply-demand dynamics in the North Sea as equipment moves north. But as I mentioned in my remarks, I think one of the less appreciated dynamics is that as vessels migrate north through the summer season, it improves the supply-demand dynamics both in the Med and probably the northern regions of the West African coast.

Setting aside those markets along the Atlantic basin, I think we have seen a relatively stable market at least from a utilization perspective in the Middle East, there has been a good construction season. Aramco has been relatively consistent in terms of number of rigs that they have worked, really over the last couple of years, at 45 to 50 rigs and some discussions potentially moving up from there. I think once you move away from those two markets, it is a little bit of a --I guess, we characterize this as some good news and some bad news on a market-by-market basis. There is a bit noise around increases in drilling activity in Brazil, I think we will take a wait-and-see approach there. A lot of issues still to work through with Petrobras and otherwise in that market. But longer-term, we are relatively bullish on Mexico. The U.S. market, where we have not seen a movement up in working rigs, I think that is a market that is probably regionally well set up for an increase in demand. I think, however, that there is a very significant capacity issue that the U.S. OSV market that we will have to work through before you see significant traction in day rates.

So again, I think at this stage, which is early-stage on a potential market recovery, you will see some positive and negative signs, and which way it leans ultimately plays over the next couple of quarters. We and many others are very focused on what the customer's budget season will look like as they move into that. I think many of the customers are in a pre-budget mode right now, but as you get into the fall, when they set 2019 budgets, I think that is really going to be where you see the market heading from there.

Michael William Urban - Seaport Global Securities LLC, Research Division - MD & Senior Analyst

Got it. That is all for me. Thank you.

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

John T. Rynd - Tidewater Inc. - President, CEO & Director

Thank you.

Operator

And the next question comes from Joe Gibney from Capital One.

Joseph Donough Gibney - Capital One Securities, Inc., Research Division - Senior Analyst

Quinn, just a question for you. On the reactivation side, you referenced the four total vessels, two in the Middle East and two in Europe/Med, and I believe seven year-to-date, you indicated. I was curious, is this deepwater? Is this towing-supply vessels? And just can you give us some sense on cost to reactivate here? Obviously, it is palatable enough to bring them back into the market when you are looking at some term work to the summer season, just a little more color there on cost to bring some of these boats out and what you are seeing maybe specifically in Middle East and Europe/Med that prompts you to do that, outside of typical seasonality.

Quinn P. Fanning - Tidewater Inc. - CFO

Yes, the type of equipment will differ as you go market-to-market. We have, as John mentioned, moved a couple of deepwater ships across the Atlantic into the Canadian market. We backfilled with the reactivation of some ships from the North Sea, replacing those vessels. As you move into the Middle East, that is more of a towing-supply market, at least for the Arabian Gulf. The Red Sea has potential to be a deepwater market, but I would say that is 2019 and beyond, maybe even 2020 depending upon what Aramco and others decide to do on that side. And so, I would not say, it isn’t a deepwater-only lead recovery or a towing-supply only led recovery. We are just very pleased to see some step-up in activity in a couple different markets and hopefully that is the early signs of good things to come... Again, a lot can get lost in the averages. It may be helpful to direct you to some of the geography-based operating statistic disclosures at the back of our press release. If you focus on either individual markets or the consolidated fleet, you can see what we were spending and the trends in that. And I think we have spent $9-10 million on reactivations in the just completed quarter. That is probably up $5 million, $6 million from the previous quarter. But that is going to bounce around, as you would suspect, based on scheduled dry docks and our perception of the economics of reactivation. I think John makes the right point, which is the customer is going to have to help us make the business case to reactivate equipment. If they can do that, I think Tidewater is in a unique position to fund sensible reactivations, and we are probably in a better position than anybody to throw more iron at the recovering market. So in that sense, we have probably got organic growth opportunities that others may not have.

Joseph Donough Gibney - Capital One Securities, Inc., Research Division - Senior Analyst

Sure. Understood. On the resale market, just curious in exclusive of vessels being sold to scrap, are you seeing a lift in other asset prices per sale for quality tonnage? Are you beginning to see some movement on that side of the fence? Just kind of curious on some perspective there. Outside of the scrap market, what are some of the puts and takes on there on asset price?

Quinn P. Fanning - Tidewater Inc. - CFO

As others have commented on the trend on secondhand vessel pricing, it is kind of like you need utilization before you can see traction in day rates. I would say it is positive from my perspective, you have seen more transaction in the S&P market. I would not say that there has been a dramatic movement, if you normalized the type of assets that are being sold and overall secondhand vessel pricing. But clearly more transactions and more interest in the space should lead to higher prices and I think that has been addressed on some other folks’ calls, and I would not disagree with those characterizations, but I think it is a very limited number of data points at this point.

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

Joseph Donough Gibney - Capital One Securities, Inc., Research Division - Senior Analyst

Okay, fair enough. And last one for me, Quinn. Just on G&A, well understood, are comfortably below $25 million, and a solid 1Q posting. But you sounded like you are intimated there are few puts and takes one time in the quarter, that maybe don't recur to the 2Q. So I mean, is 2Q nominally higher ex-stock-based compensation expense? Just trying to rationalize here.

Quinn P. Fanning - Tidewater Inc. - CFO

No, I was making a different point, Joe. I am sorry. We had some unusual items in the December quarter and as we have run the comparison of the March quarter to the December quarter made for a more positive quarter-over-quarter trend. And I think …I would not want people to extrapolate, but I think if you look at quarter's G&A, ex-stock-based compensation expense, which potentially creates volatility as the share price moves around, you are at $21 million, which again puts us comfortably below the $25 million target articulated in previous calls. And I am comfortable that we will remain at or around that level on a go-forward basis.

The other comment I made is that we continue to look at ways to reorganize the business, not just to reduce cost, but create scope for margin expansion in a recovery. And there may be friction costs as we get there from here. Most notably, the possibility for having to book restructuring charges related to lease liabilities on offices that we may close. There is some relatively a detailed accounting guidance as to when you can recognize restructuring cost like that, and we have not met those tests at the point. Activities like office closings and downsizing is an ongoing part of what we are doing.

Joseph Donough Gibney - Capital One Securities, Inc., Research Division - Senior Analyst

Understood. I appreciate it guys. I will turn it back.

Quinn P. Fanning - Tidewater Inc. - CFO

Thanks, Joe.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Thanks, Joe

Operator

And the next question comes from Turner Holm from Clarkson's.

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Good morning, Gentlemen. Thank you very much for taking my call.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Good morning.

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

Quinn P. Fanning - Tidewater Inc. - CFO

Hey, Turner.

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Quinn, I just wanted to confirm, to make sure I understand you correctly. But it sounds like the issues that you saw in the first quarter numbers with regards to the Middle East towing segment and perhaps a few other areas are mostly transitory, is that right?

Quinn P. Fanning - Tidewater Inc. - CFO

I think that is fair, Turner, in fact I probably should have given attribution on the "air gap" comment. But yes, maybe the other thing I would just point out to you in terms of statistical back-up comment, I think we had 19 vessels commencing dry docks in the March quarter. That compares to 10 vessels commencing dry docks in the December quarter. That is not a perfect measure, but it at least gives you a sense of relative activity levels in terms of ship repairs and dry dock activity. So yes, I think it is a transitory issue. We know active utilization was down materially, particularly, in the towing-supply equipment in the Middle East and in the deep water equipment in the Med and Europe. And we know the specific circumstances around those dry docks, and we know that many of the vessels that were in dry dock are now working or expected to be working shortly.

So as I mentioned, we are expecting a better revenue trajectory in the June quarter and really every one of the four reporting segments. I do not think I will comment at this point in terms of magnitude of that, but I would expect that the active fleet utilization that you saw in the December quarter and prior to that, is kind of the zip code that we should be in in the June quarter and beyond. And I think we will just take a wait-to-see approach in regards to the knock-on effects on day rates. But transitory is probably a good characterization.

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Sure, that is helpful. And just given the nature of the business, I guess, a lot of what you see the numbers for the first quarter is frankly a reflection of what was happening late in 2017. Just sort of given the rolling nature of contracts, do you have any sense based on recent rates that you have been booking or tenders or the opportunities set that looking at, that as we move through the year, that we will see any kind of meaningful change in either utilization or day rates relative to what you reported in the first quarter?

Quinn P. Fanning - Tidewater Inc. - CFO

I would say, we are more comfortable with the positive utilization trend than I am in the day rates trends. Yes, sure, there are going to be markets that you and others have written on, that we see day rates comfortably moving in the right direction and how that plays out around the globe, I think is just to be seen.

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Sure. Fair point. Fair point, and last one for me, just on the consolidation that you referenced in your prepared remarks or John referred in his prepared remarks. Clearly, Tidewater is in a privileged position from a balance sheet perspective and also from an operating platform perspective. One of your public competitors made a move on consolidation this quarter, albeit small. What is it that the Tidewater's really looking for, to sort of get comfortable to make a move like that?

Quinn P. Fanning - Tidewater Inc. - CFO

Well, I think my crystal ball may be no clearer than anybody else's, but you know what we look for in an acquisition opportunity and I would characterize ourselves as aggressive window shoppers right now. We want to do something that is accretive or at least not dilutive to asset quality.

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

We have no interest in consolidating the global stacked fleet. Contract backlog, while less prevalent in the OSV space than in the rig space, obviously, is a net positive. We want to do something that is ultimately not going to re-lever the balance sheet or deplete in any significant fashion available liquidity because I think that is an important competitive strength of Tidewater, particularly in a recovering market and preserving our ability, both to reactivate ships that we currently own in recovering market and potentially ships that we would acquire in an acquisition.

I think the other thing that we focused on an acquisition as we have convinced ourselves over the last couple of years, we are pretty good at cutting costs. So, if there is an acquisition that creates an opportunity to take additional G&A, or other shore-based costs, out of the system, we would view that as a positive. And quite frankly, trough-type consolidation is more appealing to us. Because the capitalized value of the synergies can be a bigger percentage of the target's enterprise value than if you do the same deal in a cyclical peak. Obviously, we have got a strong balance sheet that should be appealing to counterparties...

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Okay. Well, Quinn, I appreciate that.

Quinn P. Fanning - Tidewater Inc. - CFO

I am saying that we have a strong stock too. I'm sorry, I cut you off, Turner.

Jason Stanley - Tidewater Inc. - Director, IR

Turner?

Operator

Turner, your line is still open. Okay, we will move on. Our next question is from Ceki Medina from Southpaw.

Ceki Aluf Medina - Southpaw Asset Management, LP - Partner and MD

Good morning. Thank you very much. Can you hear me?

John T. Rynd - Tidewater Inc. - President, CEO & Director

Yes, we can.

Quinn P. Fanning - Tidewater Inc. - CFO

Yes we can. How are you?

Ceki Aluf Medina - Southpaw Asset Management, LP - Partner and MD

Fine. Thank you. Thank you.

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

Ceki Aluf Medina - Southpaw Asset Management, LP - Partner and MD

So on Angola, can you describe what, if any, the latest changes to the AR FX regime mean for your ability to collect on the remaining of your receivables from your joint venture there?

Quinn P. Fanning - Tidewater Inc. - CFO

Sure. I think it is helpful to deconstruct what is on the balance sheet. On the asset side, and this is laid out in the 10-Q that we just filed, but the asset includes both customer AR that is reclassified as due from affiliate because of the expectation that will be collected through the joint venture. And the liability includes both commissions and other amounts that are due from Tidewater to the joint venture. So, if you look at on net basis, really within the last four to five quarters it has bounced around $129 million or $130 million, or something like that.

When we think about what is behind either the asset or the net asset, Sonatide has a significant amount of cash, a portion of which is U.S. dollar denominated and a portion of which is Angola kwanza denominated and obviously, as the kwanza devalued in the March quarter from I guess we concluded the quarter at a 20-plus percent devaluation from December. So we have flagged that in the 10-K and obviously we put the charge in the March quarter. Now, really the exposure that we have, generally, relates to legacy activity, which manifested itself in large kwanza denominated balances. And we really need to protect ourselves on a go-forward basis, so we push for contracts structured with higher U.S. dollars splits, so we have had success in doing that. But the other thing I would just point out - and this is also detailed in the 10-Q the number of vessels we have operating in Angola is substantially down year-over-year, and certainly over the last four years, I think we are down, my recollection is circa 40 vessels over a four year period. So from a market peak to present, the Angola operating footprint is down dramatically, and I think we had 21 or 22 active vessels in Angola, in the just completed the quarter.

Ceki Aluf Medina - Southpaw Asset Management, LP - Partner and MD

So the point of my question was does the liberalization help your collection of the remainder of the receivable? And because now the official rate is closer, if you will, to the street rate and there is more of a seller buyer, more balance in the dollar market, that's one. And two, due to the efforts of the new President to make the country more investor-friendly, in your judgment make the OSV market there more active, because more majors are investing in the country for oil production?

Quinn P. Fanning - Tidewater Inc. - CFO

Well, number one, higher oil price, this will improve dollar denominated liquidity in Angola, and that is a good thing. In terms of the Angolan government initiatives, which I think are reasonably well publicized, particularly following their presentations at OTC, we view those steps are very positive and hopefully the IOCs view them as positive as well.

That said, most of the activity in Angola is production-related, the number of working rigs in Angola has come down relatively significantly over the last couple of years. And then I think, really, what you are going to need to see happen is that the operators dial the new fiscal regimes into their thinking and ultimately make new drilling commitments to Angola. And obviously the knock-on effects will be significant, and positive we hope for the OSV operators, ourselves included. But I think it is a process and at least from our perspective, it is a process that seems to be moving in the right direction.

Ceki Aluf Medina - Southpaw Asset Management, LP - Partner and MD

Okay. And my last question is, your major competitor in Angola and really around the world announced some debt restructuring earlier in the month. Have you seen any effects of that in the markets that you complete?

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MAY 15, 2018 / 3:00PM, TDW – Q1 2018 Tidewater Inc Earnings Call

Quinn P. Fanning - Tidewater Inc. - CFO

No, I would not say. On a day-to-day competitive basis in any market, You're referring obviously to Bourbon. Bourbon is a big company with a high quality fleet. Obviously, they have a somewhat different financial profile than we do, which will create issues for them, we assume, on go-forward basis. But I do not want to disparage a customer or a competitor. Bourbon is a fine company with a high-quality asset base, but they have issues to work through on their balance sheet, that we have largely put behind us.

Ceki Aluf Medina - Southpaw Asset Management, LP - Partner and MD

Thank you very much.

Operator

And we have no further questions at this time. I'll turn the call back over to Jason Stanley for final remarks.

Jason Stanley - Tidewater Inc. - Director, IR

Okay, well, thank you Adrienne, and thank you, everybody for your time and interest in Tidewater. With that, we will conclude today's earnings call.

Operator

Thank you, ladies and gentlemen. This concludes today's conference. Thank you for participating and you may now disconnect.

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